Enterprise Financial Services Corp Third Quarter 2022 Investor Presentation Exhibit 99.1

Forward-Looking Statements Some of the information in this report may contain “forward-looking statements” within the meaning of and intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may include projections based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the Company's integration of First Choice Bancorp ("First Choice") and other acquisitions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in the forward-looking statements and future results could differ materially from historical performance. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation: the Company’s ability to efficiently integrate acquisitions, including the First Choice acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic and market conditions, high unemployment rates, higher inflation and its impacts (including U.S. federal government measures to address higher inflation), U.S. fiscal debt, budget and tax matters, and any slowdown in global economic growth, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in legislative or regulatory requirements, as well as current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services, changes in accounting policies and practices or accounting standards, changes in the method of determining LIBOR and the phase out of LIBOR, natural disasters, terrorist activities, war and geopolitical matters (including the war in Ukraine and the imposition of additional sanctions and export controls in connection therewith), or pandemics, including the COVID-19 pandemic, and their effects on economic and business environments in which we operate, including the ongoing disruption to the financial market and other economic activity caused by the continuing COVID-19 pandemic, and those factors and risks referenced from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and the Company’s other filings with the SEC. The Company cautions that the preceding list is not exhaustive of all possible risk factors and other factors could also adversely affect the Company’s results. For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Annualized, pro forma, projected and estimated numbers in this document are used for illustrative purposes only, are not forecasts and may not reflect actual results. Readers are cautioned not to place undue reliance on any forward-looking statements. Except to the extent required by applicable law or regulation, EFSC disclaims any obligation to revise or publicly release any revision or update to any of the forward-looking statements included herein to reflect events or circumstances that occur after the date on which such statements were made. 2

Enterprise Financial Services Corp Guiding People to a Lifetime of Financial Success Company Highlights Vision To be a company where our associates are proud to work, that delivers ease of navigation to our customers and value to our investors, while helping our communities flourish. Target Market Privately held businesses, business owners and professionals in vibrant and high growth markets of Arizona, California, Kansas, Missouri, Nevada and New Mexico. • EFSC incorporated in 1996 • Enterprise Bank & Trust chartered as a Missouri trust company • 1,000+ associates • Nasdaq listed: ◦ Common stock trading symbol EFSC ◦ Depositary shares trading symbol EFSCP Growth History $4.1 $5.3 $5.6 $7.3 $9.8 $13.7 $4.4 $6.1 $8.5 $11.2 $0.9 $1.2 $1.3 $2.5 EFSC Assets Merger Contribution 2016 2017 2018 2019 2020 2021 $ in Billions 3

Key Metrics

		Enterprise Financial Services Corp		Peer Banks $10-50B Median	Peer Banks $10-50B Top Quartile
		3Q22 YTD	FY2021	FY2021	FY2021
Profitability	Return on average tangible common equity[1]	17.92 %	18.29 %	15.48 %	16.96 %
	Net interest margin	3.64 %	3.41 %	2.98 %	3.18 %
	Efficiency ratio[2]	50.48 %	49.47 %	56.30 %	49.52 %
Balance Sheet	Tangible common equity/tangible assets[1]	7.86 %	8.13 %	8.43 %	9.28 %
	Loan/deposit ratio	84.60 %	79.49 %	70.79 %	80.93 %
Credit	Nonperforming assets/assets	0.14 %	0.23 %	0.30 %	0.18 %
	Allowance for credit losses/loans	1.50 %	1.61 %	1.17 %	1.36 %

		Enterprise	Peer Median	Peer Top Quartile
		FY2020	FY2020	FY2020
Profitability	Return on average tangible common equity[1]	12.74 %	11.57 %	13.44 %
	Net interest margin	3.56 %	3.27 %	3.54 %
	Efficiency ratio[2]	47.10 %	55.70 %	49.61 %
Balance Sheet	Tangible common equity/tangible assets[1]	8.40 %	8.63 %	9.51 %
	Loan/deposit ratio	90.48 %	80.64 %	87.31 %
Credit	Nonperforming assets/assets	0.45 %	0.47 %	0.29 %
	Allowance for credit losses/loans	1.89 %	1.42 %	1.58 %

		Enterprise	Peer Median	Peer Top Quartile
		FY2019	FY2019	FY2019
Profitability	Return on average tangible common equity[1]	18.51 %	14.64 %	15.81 %
	Net interest margin	3.80 %	3.69 %	4.04 %
	Efficiency ratio[2]	49.08 %	55.34 %	50.72 %
Balance Sheet	Tangible common equity/tangible assets[1]	8.89 %	9.29 %	10.25 %
	Loan/deposit ratio	92.09 %	91.66 %	95.92 %
Credit	Nonperforming assets/assets	0.45 %	0.46 %	0.33 %
	Allowance for credit losses/loans	0.81 %	0.76 %	0.91 %

(1) *Non-GAAP Measure, Refer to Appendix for Reconciliation.*
(2) *Tax equivalent; excludes amortization on intangibles.*

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Executive Leadership Team JAMES B. LALLY 54, President & Chief Executive Officer, EFSC Enterprise Tenure – 18 years KEENE S. TURNER 43, EVP, Chief Financial Officer, EFSC Enterprise Tenure – 9 years SCOTT R. GOODMAN 58, President, Enterprise Bank & Trust Enterprise Tenure – 19 years DOUGLAS N. BAUCHE 52, EVP, Chief Credit Officer, Enterprise Bank & Trust Enterprise Tenure – 22 years MARK G. PONDER 52, EVP, Chief Administrative Officer, Enterprise Bank & Trust Enterprise Tenure – 10 years NICOLE M. IANNACONE 42, EVP, Chief Risk Officer & General Counsel, Enterprise Bank & Trust Enterprise Tenure – 8 years 5

Company Snapshot - EFSC Total Assets $13 Billion Market Cap* Operates in St. Louis Kansas City Phoenix $2.0 Billion • Proven Ability to Grow Commercial & Industrial “C&I” Loans • Product Breadth ◦ Commercial and Specialty Lending ◦ SBA ◦ Specialty Deposits ◦ Card Services ◦ Treasury Management • Relationship Sales Model Focused on Privately-Owned Businesses • Diversified Deposit Base • Strong Balance Sheet with Attractive Risk Profile Talent Strength Passion New MexicoLos Angeles Las Vegas The Company has SBA loan and deposit production offices across the country. San Diego *As of November 1, 2022 Dallas 6

Differentiated Business Model: Provides Multiple Channels to Drive Growth and Earnings Focused and Well-Defined Strategy Aimed at Business Owners, Executives and Professionals. Targeted Array of Banking and Wealth Management Services to Meet our Client’s Needs Experienced Bankers and Advisors Community Banking • Business banking model • C&I focus • Treasury management services • CRE lending • Consumer loans/ deposits offerings • 41 branch locations • 55 ATMs and ITMs Lending Specialties • National SBA lending • Sponsor Finance • Tax credit • Life insurance premium finance Deposit Specialties • Community associations • Property management • Third party escrow • Trust services • Relationships from lending specialties Geographic Footprint • Midwest ◦ St. Louis, MO ◦ Kansas City, MO • Southwest ◦ Phoenix, AZ ◦ Los Alamos, NM ◦ Santa Fe, NM ◦ Albuquerque, NM ◦ Las Vegas, NV ◦ Dallas, TX • West ◦ Los Angeles, CA ◦ San Diego, CA Fee Income Sources • Deposit service charges • Wealth management • Card services • Tax credit 7

Best-In-Class Technology Partnerships Client journey supported by a competitive digital product set. Customer surveys Salesforce integrated with core for 360 client view Client Portal Online Banking integrated with treasury products Integrations for APIs for HOA/PM Positive Pay (Check & ACH) TARGET ONBOARD SERVICE PROTECT GROW Weiland Account Analysis 8

Diversified Revenue (2021 financial data) Treasury Management $1.9B in Assets Under Management Tax Credit Services Mortgage Banking Community Development Other Services Midwest Southwest West Specialty Lending Net Interest Income Noninterest Income Midwest 37.6% Southwest 16.1%West 11.7% Specialty Lending 34.6% $360 Million Wealth Management 15.2% Card Services 17.6% Tax Credit Income 11.8% Deposit Service Charges 22.7% Private Equity Fund Distributions 5.3% Community Development 8.1%Other income 19.3% $428 Million 3.41% NIM 51.6% Core Efficiency Ratio(1) 1.8% PPNR ROAA(1) 18.3% ROATCE(1) Well Diversified Revenue Streams $68 Million Operating Revenue (1)A Non-GAAP Measure, Refer to Appendix for Reconciliation. 9

Regional and National Markets 1 Source: 6/30/22 data for market rank and market share; S&P Global Market Intelligence. $3.2 $3.1 $1.2 $1.7 $2.4 $5.2 $1.8 $1.6 Loans* Deposits Specialty Midwest Southwest West $— $2.0 $4.0 $6.0 MSA Branches Deposit Market Rank1 Deposit Market Share1 St. Louis, MO-IL 19 6 4.2% Kansas City, MO-KS 7 13 1.5% Phoenix-Mesa-Chandler, AZ 2 30 0.2% Los Alamos, NM 2 1 76.5% Santa Fe, NM 3 5 12.7% Albuquerque, NM 1 14 0.7% Las Vegas-Henderson-Paradise, NV 1 28 0.1% San Diego-Chula Vista-Carlsbad, CA 2 11 1.8% Los Angeles-Long Beach-Anaheim, CA 6 37 0.2% In Billions * Excludes $13MM of PPP, net of deferred fees and $220MM of Other loans. 3Q22 Region Components: Midwest (St. Louis & Kansas City), Southwest (AZ, NM, Las Vegas, TX), West (Southern California) 10

5.4% 6.9% 7.7% 13.6% Focused Loan Growth Strategies Total Loans Specialty market segments represent 34% of total loans, offering competitive advantages, risk adjusted pricing and fee income opportunities. Tax Credit Programs $508 million in loans outstanding related to Federal, Historic, and Affordable Housing tax credits. $243 million in Federal & State New Market tax credits awarded to date. Sponsor Finance $650 million in M&A related loans outstanding, partnering with PE firms. Life Insurance Premium Finance $718 million in loans outstanding related to high net worth estate planning. Expectations for future growth includes continued focus in these specialized market segments. SBA Loans $1.3 billion in loans outstanding in SBA 7(a) loans, including $893 million guaranteed. 11

Total Loan Trends $4,097 $4,350 $5,314 $7,225 $9,018 $9,355 98.6% 94.8% 92.1% 90.5% 79.5% 84.6% Loans PPP Loans/Deposits 2017 2018 2019 2020 2021 3Q22 In Millions PPP $272 PPP $699 PPP $13 12

Portfolio Balance Pe rc en ta ge G ro w th $0.0B $0.5B $1.0B $1.5B $2.0B $2.5B $3.0B $3.5B $4.0B (250)% (200)% (150)% (100)% (50)% 0% 50% 100% 150% 200% 250% Drivers of Loan Growth - Year over Year 1% Commercial/Construction RE C&I PPP Life Insurance Premium Finance Sponsor Finance Residential RE Tax Credits SBA Other 161% 91% 3Q21 - 3Q22 Increase of $238 Million (17)% (58)% (178)% 61% 19% 29% 82% CRE C&I SBA PPP LIPF Tax Credits Other RRE Sponsor Finance 13

Loan Portfolio Total $9.4 Billion CRE 34.6% Construction 5.5% Residential 4.1% Other 2.3% Sponsor Finance 6.9% LIPF 7.7% Tax Credit 5.4% SBA 13.6% PPP 0.2% C&I 19.7% Loans by Product Type Real Estate/ Rental/Leasing 26.3% Finance and Insurance 16.1% Accommodation/ Food Service 8.5% Manufacturing 7.3% Other Services 5.5% Construction 5.9% Other 30.4% Loans by Industry Type LIBOR 16.6% Fixed 37.1% PPP Fixed 0.1% Prime 30.7% SOFR 11.5% Other Adjustable 4.0% Loans by Rate Type • Loans of $3.6 billion with a floor • 99.8% of loans with a floor have rates at or above the floor 14

Office Commercial Real Estate Total $444.8 Million Midwest 59.1% Southwest 27.0% West 11.0% Specialty 3.0% Office CRE Loans by Location Real Estate/ Rental/Leasing 90.1% Information 2.1% Health Care and Social Assistance 2.6% Professional Services 1.6% Retail Trade 1.0% Other Services 0.9% Other 1.7% Office CRE Loans by Industry Type Size Average Risk Rating Number of Loans Balance Average Balance > $10 Million 5.11 9 $ 141.9 $ 15.8 $5-10 Million 5.27 11 82.0 7.5 $2-5 Million 5.05 40 122.3 3.1 < $2 Million 5.22 185 98.6 0.5 Total 5.19 245 $ 444.8 $ 1.8 Office CRE Loans by Size $ In Millions 15

Loan Details - LTM 3Q22 3Q21 LTM Change C&I $ 1,843 $ 1,458 $ 385 CRE Investor Owned 2,106 1,935 171 CRE Owner Occupied 1,133 1,163 (30) SBA loans* 1,269 1,200 69 Sponsor Finance* 650 455 195 Life Insurance Premium Finance* 718 573 145 Tax Credits* 508 462 46 Residential Real Estate 382 520 (138) Construction and Land Development 513 652 (139) Other 220 260 (40) Subtotal $ 9,342 $ 8,678 $ 664 SBA PPP loans 13 439 (426) Total Loans $ 9,355 $ 9,117 $ 238 *Specialty loan category. In Millions 16

Loan Details - QTR 3Q22 2Q22 QTR Change C&I $ 1,843 $ 1,702 $ 141 CRE, Investor Owned 2,106 1,978 128 CRE, Owner Occupied 1,133 1,119 14 SBA loans* 1,269 1,284 (15) Sponsor Finance* 650 647 3 Life Insurance Premium Finance* 718 688 30 Tax Credits* 508 551 (43) Residential Real Estate 382 392 (10) Construction and Land Development 513 626 (113) Other 220 233 (13) Subtotal $ 9,342 $ 9,220 $ 122 SBA PPP loans 13 49 (36) Total Loans $ 9,355 $ 9,269 $ 86 *Specialty loan category. In Millions 17

Total Loans By Region Specialty Lending $2,611 $3,133 $3,179 3Q21 2Q22 3Q22 In Millions Midwest $2,908 $3,031 $3,115 3Q21 2Q22 3Q22 Southwest $1,100 $1,146 $1,161 3Q21 2Q22 3Q22 Note: Excludes PPP and Other loans; Region Components: Midwest (St. Louis & Kansas City), Southwest (AZ, NM, Las Vegas, TX), West (Southern California) West $1,799 $1,677 $1,667 3Q21 2Q22 3Q22 18

Deposit Details - LTM 3Q22 3Q21 LTM Change Noninterest-bearing demand accounts $ 4,643 $ 4,376 $ 267 Interest-bearing demand accounts 2,271 2,254 17 Money market accounts 2,793 2,822 (29) Savings accounts 824 749 75 Certificates of deposit: Brokered 129 129 — Other 398 498 (100) Total deposits $ 11,058 $ 10,828 $ 230 Specialty deposits $ 2,422 $ 1,912 $ 510 In Millions 19

Deposit Details - QTR 3Q22 2Q22 QTR Change Noninterest-bearing demand accounts $ 4,643 $ 4,747 $ (104) Interest-bearing demand accounts 2,271 2,198 73 Money market accounts 2,793 2,726 67 Savings accounts 824 837 (13) Certificates of deposit: Brokered 129 129 — Other 398 456 (58) Total Deposits $ 11,058 $ 11,093 $ (35) Specialty deposits $ 2,422 $ 2,403 $ 19 In Millions 20

Total Deposits By Region Specialty Deposits $1,912 $2,403 $2,422 3Q21 2Q22 3Q22 In Millions Midwest $5,268 $5,328 $5,221 3Q21 2Q22 3Q22 Southwest $1,701 $1,820 $1,827 3Q21 2Q22 3Q22 West $1,947 $1,542 $1,588 3Q21 2Q22 3Q22 Note: Region Components: Midwest (St. Louis & Kansas City), Southwest (AZ, NM, Las Vegas, TX), West (Southern California) 21

42% 33% 5% 20% $4,156 $4,588 $5,771 $7,985 $11,344 $11,058 0.44% 0.79% 0.92% 0.32% 0.11% 0.18% Deposits Cost of deposits Noninterest bearing % 2017 2018 2019 2020 2021 3Q22 YTD Deposit Mix CD Interest-Bearing Demand Accounts DDA MMA & Savings In Millions Total Deposits $11.1 Billion 27.0% 24.0% 23.0% 34.0% 40.4% 42.0% 3Q22 22

Specialty Deposits

Specialty deposits of $2.4 billion represent 22% of total deposits.

Includes high composition of noninterest-bearing deposits with a low cost of funds.



2.3%
21.8%
12.9%
23.0%
40.0%



In Millions
$750
$500
$250
$—
Community Assoc
Property Mgmt
Third-Party Escrow
Trust Services
Other
3Q21
4Q21
1Q22
2Q22
3Q22



Community Associations

$969 million in deposit accounts specifically designed to serve the needs of community associations.



Property Management

$556 million in deposits. Specializing in the compliance of Property Management Trust Accounts.



Third-Party Escrow

$311 million in deposits. Growing product line providing independent escrow services.



Trust Services

$57 million in deposit accounts. Providing services to nondepository trust companies.



Other

$529 million in deposit accounts primarily related to Sponsor Finance and Life Insurance Premium Finance loans.

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63% 21% 8% 6% 7% 35% 22% 24% 9% 3% 7% 34% 24% 21% 10% 4% 53% 21% 25% Core Funding Mix Commercial Business Banking Consumer In Millions $2,993 28% $2,982 29% $1,267 12% $1,226 12% $3,840 37% $4,028 40% Cost of Funds1 Commercial Business Banking Consumer Specialty Brokered Nonmaturity Deposits 0.43% 0.10% 0.12% 0.46% 2.42% Time Deposits 0.50% 0.91% 0.51% 0.29% 0.87% Total 0.43% 0.11% 0.16% 0.46% 2.05% 1For the month ended September 30, 2022 Note: Brokered deposits: 3Q22 $536 million; 3Q21 $680 million. 65% 19% 9% 6% Specialty $2,422 23% 62% 3% 34% 56% 23% 20% 3Q22 3Q21 CD Maturities In Millions Balance Weighted Avg Rate 4Q22 108 0.35% 1Q23 79 0.30% 2Q23 62 0.43% 3Q23 97 0.40% Thereafter 181 1.07% $ 527 0.61% 66% 30% $1,912 19% 24

Earnings Per Share Trend - 3Q22 $1.19 $0.20 $(0.07) $1.32 2Q22 Operating Revenue Noninterest Expense 3Q22 Change in EPS 25

Net Interest Income Trend In Millions $177.3 $191.9 $238.7 $270.0 $360.2 $335.1 3.88% 3.82% 3.80% 3.56% 3.41% 3.64% 1.00% 1.83% 2.16% 0.36% 0.08% 1.04% Net Interest Income Net Interest Margin Avg Fed Funds Rate 2017 2018 2019 2020 2021 3Q22 YTD 26

Credit Trends for Loans 2017 2018 2019 2020 2021 3Q22 YTD NPLs/Loans 0.38% 0.38% 0.50% 0.53% 0.31% 0.19% NPAs/Assets 0.31% 0.30% 0.45% 0.45% 0.23% 0.14% ACL/NPLs 243.3% 259.6% 163.8% 354.9% 517.6% 773.1% ACL/Loans* 1.04% 1.00% 0.81% 2.31% 1.84% 1.67% Provision expense (benefit) $ 10.1 $ 6.6 $ 6.4 $ 65.4 $ 13.4 $ (2.7) NCO/Average loans** 0.26% 0.13% 0.13% 0.03% 0.14% 0.03% *Excludes guaranteed loans in 2020, 2021, and 2022. **3Q22 annualized. $ In Millions 27

$140.5 $0.5 $(0.5) $140.5 ACL 2Q22 Portfolio Changes Net Recoveries ACL 3Q22 Allowance for Credit Losses for Loans In Millions • New loans and changes in composition of existing loans • Changes in risk ratings, past due status and reserves on individually evaluated loans • Changes in macroeconomic and qualitative factors 3Q22 Loans ACL ACL as a % of Loans Commercial and industrial $ 3,710 $ 69 1.86 % Commercial real estate 4,439 50 1.13 % Construction real estate 584 9 1.54 % Residential real estate 397 8 2.02 % Other 225 5 2.22 % Total $ 9,355 $ 141 1.50 % Reserves on sponsor finance, which is included in the categories above, represented $19.2 million. Total ACL percentage of loans excluding PPP and other government guaranteed loans* was 1.67% *A Non-GAAP Measure, Refer to Appendix for Reconciliation. 28

Noninterest Income Trend In Millions $34.4 $38.3 $49.2 $54.5 $67.7 $42.3 $8.1 $8.2 $9.9 $9.7 $10.3 $7.5 $11.1 $11.7 $12.8 $11.7 $15.4 $14.0 $5.4 $6.7 $9.2 $9.5 $11.9 $9.2 $7.2 $8.9 $11.9 $17.0 $22.1 $11.4 $2.6 $2.8 $5.4 $6.6 $8.0 $0.2 16.3% 16.7% 17.1% 16.8% 15.8% 11.2% Wealth Management Deposit Services Charge Card Services Other Tax Credit Income Fee income/Total income 2017 2018 2019 2020 2021 3Q22 YTD 29

Operating Expenses Trend In Millions $115.1 $119.0 $165.5 $167.2 $245.9 $197.1 $38.1 $42.2 $53.7 $57.2 $79.2 $74.8$9.1 $9.5 $12.5 $13.5 $16.3 $13.4$61.4 $66.0 $81.3 $92.3 $124.9 $108.9 $6.5 $1.3 $18.0 $4.2 $22.1 $3.4 52.9% 52.0% 52.4% 51.0% 51.6% 52.2% Other Occupancy Employee compensation and benefits Merger-related expenses Branch-closure expenses Core efficiency ratio* 2017 2018 2019 2020 2021 3Q22 YTD 30

Capital Strategy

EFSC Capital Strategy: Low Cost - Highly Flexible	
High Capital Retention Rate	• Strong earnings profile • Sustainable dividend profile
Supporting Robust Asset Growth	• Organic loan and deposit growth • High quality M&A to enhance commercial franchise and geographic diversification
Maintain High Quality Capital Stack	• Minimize WACC over time (preferred, sub debt, etc.) • Optimize capital levels CET1 ~10%, Tier 1 ~12%, and Total Capital ~14%

Maintain 8-9% TCE	• Common stock repurchases
	  ◦ 349,383 at average price of $45.65 in 2Q22
	  ◦ 351,090 at average price of $48.35 in 1Q22
	• M&A deal structures
	• Drives ROATCE above peer levels

31

Capital TBV and Dividends per Share $18.20 $20.95 $23.76 $25.48 $28.28 $26.62 $0.44 $0.47 $0.62 $0.72 $0.75 $0.66 TBV/Share Dividends per Share 2017 2018 2019 2020 2021 3Q22 YTD Return of Capital $26.8 $30.2 $32.1 $35.1 $86.8 $57.6 $10.2 $10.8 $16.6 $19.8 $26.2 $24.7 $16.6 $19.4 $15.5 $15.3 $60.6 $32.9 Common dividend payments Share repurchases 2017 2018 2019 2020 2021 3Q22 YTD In Millions 32

Regulatory Capital 10.0% 14.0% 12.2% 13.0% 12.9% 14.9% 14.7% 14.2% 6.5% 10.0% 8.9% 9.8% 9.9% 10.9% 11.3% 11.0% CET1 Tier 1 Total Risk Based Capital Minimum "Well Capitalized" Ratio Optimal Capital Levels 2017 2018 2019 2020 2021 3Q22 8.0% 12.6%13.0% 10.3% 11.4% 12.1% 11.1% 12.0% 33

Modest Asset Sensitivity (100 bp increase in interest rate increases NII 4%) 63% Adjustable Rate Loans High-quality, Cash-flowing Securities Portfolio with Six-Year Average Duration 42.0% Non- Interest Bearing DDA to Total Deposits 7.86% Tangible Common Equity/Tangible Assets* Balance Sheet Positioned for Growth *A Non-GAAP Measure, Refer to Appendix for Reconciliation. 34

Appendix Third Quarter 2022 EFSC Investor Presentation

Financial Highlights - 3Q22* Capital • Tangible Common Equity/Tangible Assets** 7.86%, compared to 7.80% • Tangible Book Value Per Share** $26.62, compared to $26.63 • CET1 Ratio 11.0%, compared to 10.9% • Accumulated other comprehensive income declined $44.7 million primarily from a decrease in the fair value of the available-for-sale investment portfolio • Quarterly common stock dividend increased $0.01 to $0.24 per share in fourth quarter 2022 • Quarterly preferred stock dividend of $12.50 per share ($0.3125 per depository share) • Net Income $50.2 million, up $5.1 million; EPS $1.32 • Net Interest Income $124.3 million, up $14.7 million; NIM 4.10% • PPNR** $64.9 million, up $6.5 million • ROAA 1.51%, compared to 1.34%; PPNR ROAA** 1.96%, compared to 1.73% • ROATCE** 18.82%, compared to 17.44% Earnings *Comparisons noted below are to the linked quarter unless otherwise noted. **A Non-GAAP Measure, Refer to Appendix for Reconciliation. 36

Financial Highlights, continued - 3Q22* *Comparisons noted below are to the linked quarter unless otherwise noted. **A Non-GAAP Measure, Refer to Appendix for Reconciliation. Loans & Deposits • Loans $9.4 billion, up $85.8 million • PPP Loans, $13.2 million, net of deferred fees, down $36.0 million • Loan/Deposit Ratio 85% • Deposits $11.1 billion, down $35 million • Noninterest-bearing Deposits/Total Deposits 42% Asset Quality • Nonperforming Loans/Loans 0.19% • Nonperforming Assets/Assets 0.14% • Allowance Coverage Ratio 1.50%; 1.67% adjusted for guaranteed loans** 37

■ Selected in 2021 by the Community Development Financial Institutions Fund (CDFI Fund) of the U.S. Department of the Treasury to receive a $60 million allocation of New Markets Tax Credits. ■ In 2021 we invested over $1.6 billion in programs designed to promote small business and community development. ■ Enterprise University, which provides training courses, has helped more than 31,000 professionals. ■ The Company has been named a best bank to work for numerous times. ESG Highlights The 2021 Environmental, Social and Governance Report is available at https://www.enterprisebank.com/about/corporate- responsibility. Our Framework Additional Policies We have a robust set of governance policies to guide the operation of our business in a socially responsible way. We not only operate in a highly regulated environment and seek to comply with the law and regulation applicable to our business, but we also strive to operate with integrity and accountability consistent with our Guiding Principles. Our commitment to sustainability begins with the Board of Directors of Enterprise. As the governing body responsible for our general oversight and strategic direction, the Board establishes parameters to ensure that our interactions with society and the environment are considered in connection with all business activities. Governance Pandemic Preparedness Our priority throughout the COVID-19 pandemic is to protect the health and safety of associates and clients while remaining operational. We are abiding by federal, state, and local governmental guidelines as we balance public health concerns with the needs of our business. We continue to follow our Business Continuity Plan and Pandemic Plan and have been able to successfully navigate the pandemic with no significant interruptions. Climate With the oversight of our Board and the Risk Committee, we are formulating processes for identifying, measuring and modeling the impact of climate-related risks and their potential significance to our ongoing business operations and long-term value. Community Involvement We are committed to managing our business and community relationships in ways that positively impact our associates, clients and the diverse communities where we live and work. We have a long-standing history of supporting our communities. Our Community Impact Report is available at enterprisebank.com/ about/corporate-responsibility. Human Capital Several of our Guiding Principles focus on our associates and the communities in which they work and live. We focus on creating an open, diverse and transparent culture that celebrates teamwork and recognizes associates at all levels. Our Results 38

Use of Non-GAAP Financial Measures The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as tangible common equity, ROATCE, PPNR, PPNR return on average assets (“PPNR ROAA”), financial metrics adjusted for PPP impact, core efficiency ratio, and the tangible common equity ratio, in this presentation that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP. The Company considers its tangible common equity, ROATCE, PPNR, PPNR ROAA, financial metrics adjusted for PPP impact, core efficiency ratio and the tangible common equity ratio, collectively “core performance measures,” presented in this report and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures include exclude certain other income and expense items, such as merger related expenses, facilities charges, impact of non-core acquired loans which were acquired from the FDIC and previously covered by loss share agreements, and the gain or loss on sale of investment securities, that the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non- GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject. The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated. 39

Reconciliation of Non-GAAP Financial Measures

Average Shareholders' Equity and Average Tangible Common Equity

(in thousands)	Quarter ended September 30, 2022	Year-to-date September 30, 2022	Year ended December 31, 2021	Year ended December 31, 2020	Year ended December 31, 2019
Average shareholder's equity	$ 1,494,504	$ 1,501,512	$ 1,277,153	$ 902,875	$ 795,477
Less average preferred stock	71,988	71,988	8,903	—	—
Less average goodwill	365,164	365,164	307,614	217,205	193,804
Less average intangible assets	18,857	20,181	22,460	23,551	24,957
Average tangible common equity	$ 1,038,495	$ 1,044,179	$ 938,176	$ 662,119	$ 576,716

Calculation of Adjusted ROATCE

(in thousands)	Quarter ended September 30, 2022	Quarter ended June 30, 2022	Year-to-date September 30, 2022	Year ended December 31, 2021	Year ended December 31, 2020	Year ended December 31, 2019
Net income available to common shareholders - GAAP	$ 49,263	$ 44,211	$ 139,938	$ 133,055	$ 74,384	$ 92,739
Branch-closure expenses	—	—	—	3,441	—	—
CECL double count	—	—	—	25,353	8,557	—
Merger-related expenses	—	—	—	22,082	4,174	17,969
Related tax effect	—	—	—	(12,382)	(2,734)	(3,963)
Adjusted net income - Non-GAAP	$ 49,263	$ 44,211	$ 139,938	$ 171,549	$ 84,381	$ 106,745
Average tangible common equity	$ 1,038,495	$ 1,016,940	$ 1,044.179	$ 938,176	$ 662,119	$ 576,716
Return on average tangible common equity - GAAP net income	18.82 %	17.44 %	17.92 %	14.18 %	11.23 %	16.08 %
Return on average tangible common equity - Adjusted net income	18.82	17.44	17.92	18.29	12.74	18.51

40

Reconciliation of Non-GAAP Financial Measures

Core Efficiency Ratio

(in thousands)	Quarter ended September 30, 2022	Year-to-date September 30, 2022	Year ended December 31, 2021	December 31, 2020	December 31, 2019	December 31, 2018	December 31, 2017
Net interest income	$ 124,290	$ 335,068	$ 360,194	$ 270,001	$ 238,717	$ 191,905	$ 177,304
Less incremental accretion income	—	—	—	4,083	4,783	3,701	7,718
Core net interest income	124,290	335,068	360,194	265,918	233,934	188,204	169,586
Noninterest income	9,454	42,289	67,743	54,503	49,176	38,347	34,394
Less other income from non-core acquired assets	—	—	—	—	1,372	1,048	—
Less gain on sale of investment securities	—	—	—	421	243	9	22
Less gain (loss) on sale of other real estate owned	(22)	(93)	884	—	—	—	(6)
Less other non-core income	—	—	—	265	266	675	—
Core noninterest income	9,476	42,382	66,859	53,817	47,295	36,615	34,378
Core revenue	$ 133,766	$ 377,450	$ 427,053	$ 319,735	$ 281,229	$ 224,819	$ 203,964
Noninterest expense	$ 68,843	$ 197,067	$ 245,919	$ 167,159	$ 165,485	$ 119,031	$ 115,051
Less other expenses (benefit) related to non-core acquired loans	—	—	—	57	257	(163)	240
Less other non-core expenses	—	—	—	—	—	682	—
Less branch-closure expenses	—	—	3,441	—	—	239	389
Less merger-related expenses	—	—	22,082	4,174	17,969	1,271	6,462
Core noninterest expense	$ 68,843	$ 197,067	$ 220,396	$ 162,928	$ 147,259	$ 117,002	$ 107,960
Core efficiency ratio	51.47 %	52.21 %	51.61 %	50.96 %	52.36 %	52.04 %	52.93 %

41

Reconciliation of Non-GAAP Financial Measures Period end (in thousands) September 30, 2022 June 30, 2022 December 31, 2021 December 31, 2020 December 31, 2019 Shareholders' equity $ 1,446,218 $ 1,447,412 $ 1,529,116 $ 1,078,975 $ 867,185 Less preferred stock 71,988 71,988 71,988 — — Less goodwill 365,164 365,164 365,164 260,567 210,344 Less intangible assets 18,217 19,528 22,286 23,084 26,076 Tangible common equity $ 990,849 $ 990,732 $ 1,069,678 $ 795,324 $ 630,765 Total assets $ 12,994,787 $ 13,084,506 $ 13,537,358 $ 9,751,571 $ 7,333,791 Less goodwill 365,164 365,164 365,164 260,567 210,344 Less intangible assets 18,217 19,528 22,286 23,084 26,076 Tangible assets $ 12,611,406 $ 12,699,814 $ 13,149,908 $ 9,467,920 $ 7,097,371 Tangible common equity to tangible assets 7.86% 7.80% 8.13% 8.40% 8.89 % Tangible Common Equity Ratio 42

Reconciliation of Non-GAAP Financial Measures Quarter ended Year ended (in thousands) September 30, 2022 June 30, 2022 December 31, 2021 Net interest income $ 124,290 $ 109,613 $ 360,194 Noninterest income 9,454 14,194 67,743 Noninterest expense (68,843) (65,424) (245,919) Branch-closure expenses — — 3,441 Merger-related expenses — — 22,082 PPNR $ 64,901 $ 58,383 $ 207,541 Average assets $ 13,158,121 $ 13,528,474 $ 11,467,310 PPNR ROAA 1.96% 1.73% 1.81 % Pre-Provision Net Revenue Return on Average Assets 43

Reconciliation of Non-GAAP Financial Measures Period end (in thousands, except per share data) September 30, 2022 June 30, 2022 December 31, 2021 December 31, 2020 December 31, 2019 December 31, 2018 December 31, 2017 Shareholders' equity $ 1,446,218 $ 1,447,412 $ 1,529,116 $ 1,078,975 $ 867,185 $ 603,804 $ 548,573 Less preferred stock 71,988 71,988 71,988 — — — — Less goodwill 365,164 365,164 365,164 260,567 210,344 117,345 117,345 Less intangible assets 18,217 19,528 22,286 23,084 26,076 8,553 11,056 Tangible common equity $ 990,849 $ 990,732 $ 1,069,678 $ 795,324 $ 630,765 $ 477,906 $ 420,172 Period end shares outstanding 37,223 37,206 37,820 31,210 26,543 22,812 23,089 Tangible book value per share $ 26.62 $ 26.63 $ 28.28 $ 25.48 $ 23.76 $ 20.95 $ 18.20 Tangible Book Value per Share Period end (in thousands) September 30, 2022 Loans - GAAP $ 9,354,987 PPP and other guaranteed loans, net (924,605) Adjusted loans - Non-GAAP $ 8,430,382 Allowance for credit losses $ 140,572 Allowance for credit losses/loans - GAAP 1.50 % Allowance for credit losses/loans - adjusted loans 1.67 % Allowance Coverage Ratio Adjusted for Guaranteed Loans 44

Q&A Third Quarter 2022 EFSC Investor Presentation For more information contact Keene Turner, Executive Vice President and CFO (314) 512-7233